UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 6, 2024

 FORTINET, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34511	77-0560389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
909 Kifer Road
Sunnyvale, CA 94086
(Address of principal executive offices, including zip code)
(408) 235-7700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, $0.001 Par Value	FTNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2024, the Board of Directors (the “Board”) of Fortinet, Inc. (the “Company”) increased the size of the Board from nine to ten directors and filled the newly created vacancy on the Board by appointing Janet Napolitano to join the Board as a director, in each case, effective November 7, 2024. Ms. Napolitano will serve until the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”) and until Ms. Napolitano’s successor shall have been duly elected and qualified, or until Ms. Napolitano’s earlier death, resignation, disqualification or removal. There is no arrangement or understanding between Ms. Napolitano and the Company or any other person pursuant to which she was selected as a director. Ms. Napolitano has not yet been appointed to any standing committees of the Board. The Company will file an amendment to this Form 8-K to disclose any such appointments after they are made.

In connection with her appointment to the Board, and in accordance with the Company’s non-employee director compensation policy, it is expected Ms. Napolitano will receive an annual cash retainer of $55,000 for serving on the Board, as well as annual cash retainers for service on any committees of the Board to which Ms. Napolitano is appointed. In addition and subject to approval of the Board, in accordance with the Company’s non-employee director compensation policy, as most recently amended in July 2024, it is expected Ms. Napolitano will be granted restricted stock units (“RSUs”) with a target award value based on the peer 50th percentile per Compensia’s director compensation analysis, pro-rated based on the projected days from Ms. Napolitano’s start date through the date of the 2025 Annual Meeting. Ms. Napolitano’s RSUs will vest on the day prior to the 2025 Annual Meeting.

It is expected that Ms. Napolitano will enter into the Company’s standard form of indemnification agreement for non-executive directors, which is attached as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on August 10, 2009 (File No. 333-161190) (the “Form S-1”) and into the Company’s standard form of change of control agreement for non-executive directors, which is attached as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 4, 2015 (File No. 001-34511). Both agreements will be effective upon Ms. Napolitano’s effective start date as a member of the Board. In accordance with such change of control agreement, all of Ms. Napolitano’s unvested equity awards at the time of a change of control, including the RSUs, shall vest immediately prior to the consummation of such change of control.

A copy of the Company’s press release relating to this announcement is being furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated November 12, 2024
104	Cover Page Interactive Data File - the cover page for this Current Report on Form 8-K is formatted in iXBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortinet, Inc.

Date: November 12, 2024	By:	/s/ JOHN WHITTLE
John Whittle
Chief Operating Officer